Exhibit 10.29

FEE-FOR-SERVICE SUPPLY AGREEMENT

(University of Miami/National Stem Cell, Inc.)

This Agreement ("Agreement) entered into this 27th day of May , 2008, by and between the University of Miami on behalf of Interdisciplinary Stem Cell Institute of the Miller School of Medicine ("University"), having an address at 1507 Levante Avenue, Coral Gables, Florida and National Stem Cell, Inc. ("Company"), having an address at 187 Mill Lane, Mountainside, New Jersey 07052 to conduct the on-going services for the Company described in Exhibit A ('Project") attached hereto made a part hereof.

The University shall perform the services as described in the protocols and supply the deliverables as attached hereto as Exhibit A (the "Protocols") as provided by Company and agreed to by the University of Miami, and made a part hereof; and as may be amended from time to time by written agreement of the parties (the Service").

1

Personne1

The Project Coordinator for the University shall be Dr. Ian McNiece. The Technical Director for the Company shall be Mr. Michael Cohen. Project Coordinator shall include his employees, and students and any other persons providing the Service.

2.

Payment

Company agrees to pay University for the deliverables according to the budget attached hereto as Exhibit B, (the "Budget"), for the work to be performed under this Agreement. The University shall provide a monthly invoice to the company for the service fee and the fee will be payable within sixty (60) days by the Company. After the due date, if payment is not received after 30 days of Company receiving written notice, a late charge will be added at the rate of 1 1/2 % per month (18% per year) or the maximum legal rate, whichever is less, to unpaid invoices from the due date thereof. The Company shall have the right to audit the books and records of the University in connection with this Agreement upon reasonable notice of the date and time of such audit in the event of a dispute over the determination of the payment under this Section 2.

All payments shall be made payable to the University of Miami, reference account number to be provided within 60 days, and be sent to:

University of Miami

Attn: Dr. Ian McNiece

Clinical Research Building, Suite 1113

1120 N.W. 146th Street

Miami, Florida 33136

In the event of termination of this Agreement, Company agrees to reimburse University for all expenses incurred and non-cancelable commitments made prior to the effective date of termination.

3.

Data Reporting

The Project Coordinator shall upon request from the Company and on a regular basis provide a detailed report which includes the data, information, materials, compositions, methods, and results, described and/or resulting from the Services described in Exhibit A (the "Data Results"). Upon termination, the Project Coordinator shall provide a final detailed report which includes the data, information, materials, methods, and results, resulting from the Services described in Exhibit A. Data shall be reported to Company in such content and within such timeframes as is necessary to satisfy Company's contractual commitments to its customers, as will be reasonably identified and mutually agreed to by University and Company. Subject to Company's agreements with its clients, University shall keep copies of all such data for its records.

The Project Coordinator shall as set forth on the Project supply to Company the deliverables (the "Deliverables"),

University and the Project Coordinator agree that they will not at any time during the term of this Agreement or thereafter, except as authorized by Company disclose, transfer, or divulge (or enable anyone else to use, divulge or disclose) to any person, association or entity any Data Results; and/or compositions, information, data, deliverables, derivatives, materials, and/or methods, resulting from the Service (collectively including Data Results hereinafter the "Service Results"). Such Service Results shall be confidential materials and information of the Company. University and the Project Coordinator shall not use any Service Results for any purpose other than as set forth in this Agreement.

4.

Term of Agreement

Performance of this Agreement shall begin on the date of execution by both parties ("Effective Date") and shall expire within one (1) year of the Effective Date, unless further extended by amendment of this Agreement, which shall lie in writing and signed by all parties to this Agreement. Either Company or University may terminate this Agreement upon thirty (30) days written notice for any reason. However, Sections 3 and 9 shall survive termination.

5.

Indemnification

Company agrees to indemnify and hold harmless the Project Coordinator, University of Miami, its Trustees, officers, faculty, employees and students (hereinafter "University Indemnitees") against any and all losses, expenses, claims, actions, lawsuits and judgments thereon (including attorney fees through the appellate levels), which may be brought against University Indemnitees by reason of personal injury, illness or death to any person, arising out of or reasonably attributable to the activities to be carried out in this Service , or arising out of any use, sale, manufacture, licensing or distribution by Company or any third party of any research, data, inventions, discoveries or products resulting herefrom, provided that any loss, liability or damage resulting from acts of negligence or willful malfeasance or misconduct by the University Indemnitees is excluded from this agreement to indemnify, defend and hold harmless.

The provisions of this paragraph and paragraph 6 shall continue after the termination of this Agreement.

6.

Insurance

Company agrees to carry and keep in force, at its expense, product liability insurance with limits not less than $2,500,000 for any products prior to either being used in or by humans or becoming commercially available and in addition, general liability insurance with limits not less than $1,000,000 per person and $1,000,000 aggregate to cover liability for damages on account of bodily or personal injury or death to any person, or damage to property or any person. Such insurance shall not be canceled for any cause without at least thirty (30) days prior written notice to University. Such insurance shall contain an endorsement naming University as an additional insured with respect to this Agreement. Prior to execution of this Agreement, Company shall provide a certificate of insurance or a self-insurance letter (if Company is self-insured) stating the limits of coverage.

7.

University Employees

Unless otherwise approved in writing by University, only University employees shall participate in any professional and technical activities of the Project. Company agrees to release, hold harmless and indemnify University from and against any and all losses, claims, or damages, including bodily injury or death or property damage, and including attorney fees through the appellate level, suffered by Company, and its agents and employees while on University premises, or arising out of or relating to any act or omission of Company, its agents and employees, provided that such loss, claim or damage does not arise out of negligence of University.

8.

Use of Name

Company agrees that it will not under any circumstances use the name of University or any faculty or employee in advertising, publicity, or otherwise, without the express written permission of University Assistant Vice President for Business Services, Alan T. fish, 1507 Levante Avenue, Coral Gables, Florida 33124-1432. Notwithstanding the foregoing, University acknowledges that Company shall be permitted to describe its relationship with the University as described in Exhibit C hereto without further approval of the University. Not withstanding the foregoing, Company acknowledges that it will under no circumstances represent to third parties that Company controls and/or leases University of Miami laboratory, space or employees.

UIVERSITY shall not use the names or trademarks of COMPANY, nor any adaptation thereof in any adverting, promotional or sales literature without prior write consent obtained from COMPANY.

9

Materials

All equipment and materials purchased for use by the University in connection with the Project will be the property of University at the termination of this Agreement.   All supplies and equipment provided and/or stored by the Company at University shall remain the property of Company or the suppliers who have made such equipment available to the Company from time to time. The University shall have no rights in any such materials at any time. The Company or its suppliers will be responsible for all maintenance, support and warranties on the equipment that is placed at the University, and will cover all of the equipment and supplies provided by Company under its insurance.

10

 Warranties

UNIVERSITY MAKES NO WARRANTIES, EXPRESS OR IMPLIED AND HEREBY DISCLAIMS ALL SUCH WARRANTIES, AS TO ANY MATTER WHATSOEVER INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE PROJECT, DATA, INFORMATION OR RESEARCH PROVIDED OR ANY INVENTION(S) OR PRODUCT(S), WHETHER TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT; OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROJECT, DATA, INFORMATION OR RESEARCH OR ANY SUCH INVENTION OR PRODUCT. UNIVERSITY SHALL NOT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, OR OTHER DAMAGES SUFFERED BY COMPANY OR ANY THIRD PARTIES RESULTING FROM THE USE OF THE PROJECT DATA, INFORMATION OR RESEARCH OR ANY SUCH INVENTION OR, PRODUCT.

The provisions of this paragraph shall continue beyond the termination of this Agreement,

11.

 Federal Regulations

Any studies involving the use of human subjects shall comply with all state and federal statutes, rules and regulations governing such research. Any studies involving isotopes must comply with any and all applicable state and federal rules, regulations and statutes. Recombinant DNA research shall be performed in accordance with regulations promulgated as Guidelines for Research Involving Recombinant DNA Molecules, U.S, Department of Health and Human Services, Public Health Service, National Institutes of Health.

12.

Independent Contractor Relationship

It is mutually understood and agreed, and it is the intent of the parties that an independent contractor relationship is hereby established under the terms and conditions of this Agreement that employees and/or agents of Company are not nor shall they be deemed to be employees of the University and that employees of the University are not nor shall they be deemed employees of Company.

13.

Conflicts

In the event there is a conflict with the terms of this Agreement, the protocol or any other documents pertaining to this Project, the terms of this Agreement shall govern.

14.

Severability

Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in valid and enforceable manner, and the remainder of the Agreement shall remain binding upon the parties hereto.

15.

Governing Law

This Agreement shall be governed by the laws of the State of Florida. Any disputes arising herefrom shall be subject to jurisdiction of the state and federal courts residing in Miami-Dade County, Florida.

IN WITNESS THEREOF, the parties have executed this agreement by their duly authorized officers on the date first herein set out:

UNIVERSITY OF MIAMI

NATIONAL STEM CELL, INC.

By:/s/ Alan J. Fish

By:/s/ M Cohen

Alan J. Fish,Vice President

[NAME] M Cohen

University of Miami

[TITLE] CEO

Business Services

1507 Levante Avenue, Room 327

Coral Gables, FL 33146

Phone: 305/284-5650

  Fax: 305/284-4543

Email:afish@miami.edu

Project Coordinator

Date: 5/27/08

EXHIBIT A

DELIVERABLES

STEM CELL CONDITIONED MEDIA

Method of Preparation and Description of Materials

Mesenchymal Stem Cells (MSC) secrete a broad range of growth factors, cytokines and molecules and these proteins can be obtained from the media conditioned by MSC during their growth. We have developed culture conditions for the optimal growth of MSC and conditioning of the media.

MSC are grown to confluency in tissue culture flasks in media with high serum (20%FCS). The media is then changed to low serum (2%FCS) which shifts from proliferation of the MSC to a maintenance phase. During this phase the viability of the cells is maintained, and the cells continue to secrete factors. We are maintaining the MSC for 7 days in the maintenance phase after which time the media is collected.

The MSC CM is processed by concentration using an Amicon ultrafiltration unit with a 10,000 MW cutoff, retaining all protein with a MW greater than 10,000 dalton. Both the lx and 10x CM are sterile filtered through a 0.22um filter and stored frozen for shipping.

EXHIBIT B

National Stem Cell, Inc will pay the University $1,254.00 per liter of 10x concentrated CM of the Deliverables or $125.40 per liter of 1x CM of the Deliverables upon invoice. National Stem Cell, Inc will provide in writing the address to which the Deliverables are to be shipped and will pay shipping costs.

lx Solution

Amount

Cost

Total

(per unit)

       ($ per liter)

Media

1000m1

$0.03

 $ 56.00

FCS

    20m1

$0.50

 $ 10.00

L-glutamine +

Pcn/Strcp

10ml

$0.26

 $   2.60

Culture Flasks T162

10

$4.88

 $ 49.80

Sterile Filters

  1

$8.00

 $   8.00

Total

$125.40